Exhibit 99.1
Contact: Trans World Entertainment Edwin Sapienza Chief Financial Officer (518) 452-1242
Financial Relations Board Marilynn Meek (mmeek@frbir.com) (212) 827-3773
38 Corporate Circle
Albany, NY 12203

www.twec.com	NEWS RELEASE

PRESS RELEASE

Trans World Entertainment Corporation
Announces Closing of the Sale of its FYE Segment and
Entry into a Credit Facility for its etailz Segment

ALBANY, NY (February 20, 2020) – Trans World Entertainment (Nasdaq – TWMC, “TWEC” or the “Company”) announced today that it has closed the previously-announced sale of substantially all of the assets constituting its For Your Entertainment (“FYE”) segment to a subsidiary of Sunrise Records and Entertainment Ltd. (“Sunrise”), the parent of Sunrise Records in Canada and HMV Records in the United Kingdom, for $10 million in cash, subject to net inventory and other adjustments, plus the assumption of certain liabilities (the “Transaction”).

The Transaction was unanimously approved by the Company’s board of directors on January 23, 2020, and was approved by more than two-thirds of the Company’s shareholders at a special shareholders meeting held on February 17, 2020.   All of the proceeds from the Transaction were used to repay outstanding indebtedness and to satisfy other unassumed liabilities.

Going forward, the Company plans to focus on the operation of its wholly owned subsidiary, etailz, Inc.,  which has today entered into a loan and security agreement with Encina Business Credit, LLC of up to $25 million.  The facility will be primarily used to provide capital for etailz to achieve its growth goals, which includes further developing its software and services offerings, supporting inventory expansion, and expanding into new marketplaces and geographies.

Michael Feurer, Trans World’s CEO, stated “The sale of our FYE segment has put our stores and employees in the best position to continue forward and build upon an almost 50 year legacy.  With respect to etailz, we believe marketplace selling, technology, and advertising have never been more important to global retailing.  The securing of the credit facility for etailz is a positive and important first step to support the growth of etailz, which will remain our focus for the future.”

About etailz

etailz is a leading online marketplace retail expert, service, and software provider that uses a data driven approach to digital marketplace retailing.  Through the use of proprietary software and e-commerce insight, etailz identifies new distributors and wholesalers, isolates emerging product trends, and optimizes price positioning and inventory purchasing decisions. A leading Amazon marketplace retailer that partners with brands and employs advanced technology and strategies to grow sales both domestically and internationally, etailz also partners with companies to expand their brand on eBay, Jet and Walmart.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:  the risk that the Transaction may adversely affect the Company’s business and the price of the Company’s common stock; the effect of the closing of the Transaction on the Company’s business relationships, operating results and business generally; risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction; the outcome of any legal proceedings that may be instituted against the Company related to the Transaction; unexpected costs, charges, expenses, or liabilities relating to the Transaction; the Company’s ability to operate as a going-concern following the closing of the Transaction; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this document  or elsewhere might not occur.